English Translation                                          EXHIBIT 99.1

PRIVATE AGREEMENT

between

- Micron Semiconductor Italia S.r.l. (hereinafter referred to as the “Company”), with legal residence in Agrate Brianza (MB), Via C. Olivetti 2, Fiscal Code and VAT number 05843890962 represented by Mr. Brian “D” Henretty, Vice Chairman of the Board of Directors of the Company, with the authority conferred upon him by the Company’s Board of Directors on May 12, 2010
and
- Mr. Mario Licciardello, born in Catania on January 28, 1942, Fiscal Code LCCMRA42A28C351A, residing in Brugherio (MB), (hereinafter “Dirigente”).  The Company and Dirigente are hereinafter referred to individually as the “Party” and collectively as the “Parties”
PROVIDED THAT
a)	Until April 28, 2008, the Company was named STMicroelectronics (M6) S.r.l., after such date it was named Numonyx Italy S.r.l., and on May 6, 2011 it assumed the name Micron Semiconductor Italia S.r.l.
b)	STMicroelectronics (M6) S.r.l. was formed from a demerger of STMicroelectronics S.r.l. on August 1, 2007.
c)
The Company is wholly owned by Numonyx B.V., a Dutch company, and the Company is currently part of a multinational group of companies belonging to Micron Technology, Inc., a United States company (hereinafter referred to as the “Micron Group”).

d)
Mr. Licciardello was employed by STMicroelectronics S.r.l. and was transferred to the Company as an executive officer following the demerger referred to in paragraph b) above. Such employment relationship terminated on March 31, 2009, and Dirigente was paid all accrued sums due to him because of such employment and its termination.

e)
Beginning April 1, 2009, Mr. Licciardello was employed by Numonyx B.V. as an executive officer. Such employment relationship terminated on November 30, 2010, and Dirigente was paid all accrued sums due to him because of such employment and its termination.

f)	On April 1, 2009, Mr. Licciardello began receiving his old-age pension.
g)
Mr. Licciardello was hired again by the Company on December 1, 2010, as an executive officer with an employment contract subject to the regulations established by the Contratto Collettivo Nazionale di Lavoro per i Dirigenti di Aziende Produttrici di Beni e Servizi (national collective work agreement for executives of companies producing goods and services), dated November 24, 2004, as modified by the agreement dated November 25, 2009 (hereinafter referred to only as “CCNL”);

h)	Dirigente currently holds the position of Co-Director Integration Office and Vice President of Wireless Solutions, and in such position he also performs activities for Micron Technology,

English Translation

Inc. pursuant to a specific services agreement between Micron Technology, Inc. and the Company.
i)
Mr. Licciardello has held various positions within the Company’s Board of Directors, including Chairman of the Board. Most recently, on May 10, 2010, Mr. Licciardello was reappointed as a member of the Board of Directors of the Company, and granted powers by the Board of Directors on May 12, 2010 and March 24, 2011.

j)
Mr. Licciardello declared his intention to terminate his employment relationship, to resign as a member of the Board of Directors of the Company and to renounce all powers granted to him because of his Board position.

k)
The Parties, acknowledging their desire to terminate the employment relationship on May 31, 2012, intend with this agreement to terminate and resolve their employment relationship and, at the same time, prevent and/or settle any possible outstanding matters or pending litigation, including future matters, connected with the employment relationship, its establishment, course and termination and the previous employment relationships set forth in paragraphs d) and e) above, and their course and, in general, any pending matter connected with any of the services provided to the Company and any other company belonging, or that ever belonged, to the Micron Group, and to STMicroelectronics S.r.l.

l)	The Company expresses its appreciation for the professional and working contribution made by Mr. Licciardello, and manifests its gratitude to him for the long and profitable collaboration.
ALL THIS PROVIDED
THE PARTIES AGREE AND STIPULATE TO THE FOLLOWING
1) The premises are an integral part of this agreement and both Parties acknowledge that they accept them.
2) The Parties agree to the termination of the employment relationship between them, effective May 31, 2012, without any further notice obligations which, in any case, they waive.
3) The Parties agree and acknowledge that the above date of May 31, 2012 is the final day of the employment relationship with Dirigente and, consequently, agree and confirm that any circumstances, conduct, acts or facts - whether related to the professional and/or personal status of Mr. Licciardello (including possible illness or injury), or related to the Company's situation - occurring in the period between the date of this agreement and the above-mentioned final date of the employment relationship between them, shall have no effect whatsoever on either the validity or the effectiveness of the agreed termination of the employment relationship, which shall not and cannot be, in any case, modified or postponed.
4) Mr. Licciardello agrees to resign, within the above mentioned date of May 31, 2012, as a member of the Board of Directors of the Company, and to renounce the powers granted to him, as

English Translation

 well as to any other responsibility, position or office, however named, held in the Company and/or in the companies of the Micron Group, and in any related organizations, with no right to any claim, remuneration, benefit or compensation.
5) From the execution date of this agreement until May 31, 2012, Mr. Licciardello agrees to collaborate, using the utmost diligence and correctness, with the Company and its designated employees, in all the activities needed to pass down his functions, activities and responsibilities. The Parties acknowledge that any violation of the provisions of this section shall constitute a serious breach and compromise the fiduciary relationship between them.
6) In consideration of the positions held by Mr. Licciardello, both in the Company and in general within the Micron Group, Dirigente, with reference to the projects and programs under his responsibility, confirms his willingness to provide, even after May 31, 2012, any information needed by the Company and/or by Micron Technology, Inc.; provided that the employment relationship shall definitely and incontestably terminate as agreed. Moreover, Dirigente agrees to provide the Company and/or Micron Technology, Inc., even after May 31, 2012, with any support and information needed in relation to any actual or potential litigation, connected or related, directly or indirectly, to any activity performed by Dirigente.
7) By signing this agreement, Mr. Licciardello waives his participation in any incentive, variable, results-oriented and/or production compensation plans, whether Company plans or Micron Group plans, however named and of any legal nature, active in the Company, in Micron Technology, Inc., and in general, in each member company of the Micron Group, for fiscal year 2011-2012.
8) Mr. Licciardello’s participation in any employee stock plan, stock option plan, programs for restricted stock or restricted stock units, however named and from any source, whether active or no longer active within the Company, within Micron Technology, Inc. and, in general, in each member company of the Micron Group shall terminate in accordance with the provisions of the official documents regulating such plans and/or programs. Mr. Licciardello acknowledges that he can exercise his vested stock options no later than June 30, 2012, after such date the vested stock options shall lose any value and/or utility. Mr. Licciardello agrees that he has no claim against the Company and, in general, against any other company of the Micron Group in relation to the above-mentioned stock option, restricted stock or restricted stock unit plans and/or programs.
9) With the pay check of the month following the effective date of termination of the employment relationship, the Company shall pay to Dirigente any amounts owed for vacation, termination payment (Trattamento di Fine Rapporto), etc.
10) After termination of his employment relationship, as set forth in Section 2 above, Mr. Licciardello will receive, in addition to the amounts set forth in Section 9 above, a pre-tax payment of Euro 889,083.00 (Eight-hundred-eighty-nine-thousand-eighty-three-no/00). It is intended that this amount is exempt from social security tax, insurance and contributions pursuant to Art. 12,

English Translation

 Law 153/1960 (as amended by Art. 6 of Legislative Decree n. 314/1997) and subject to a separate taxation pursuant to art.17 of Legislative Decree N. 917/1986.
11) Without prejudice to the definite and indisputable mutual termination of the employment relationship referred to in Section 2 above, the amount referred to in Section 10 above shall be paid to Dirigente, post-tax, by the end of the month following the month in which the agreement referred to in Section 33 below is signed.  Dirigente agrees to deliver a receipt of such payment to the Company.
12) As part of this agreement, the Parties confirm that they intend to settle, also in advance, and do hereby resolve and settle amicably any and all possible claims, including potential claims, and do not have, therefore, any claims or demands on the other, for whatever title, reason or cause, however related to and/or in connection with the employment relationship, its course and termination, and for any other occurrence during the employment relationship. Mr. Licciardello hereby declares the same resolution and settlement for any and all companies of the Micron Group, as well as for any previous employment relationship mentioned in paragraphs d) and e) of the premises, and in general with regard to any employment activity performed within the Micron Group.
13) In any case, Mr. Licciardello hereby waives and releases, and knowingly waives and releases, any right, claim and action (even of mere expectancy), connected - even indirectly - to the establishment, course and termination of the employment relationship with the Company. Dirigente waives and releases, without limitation, any and all claims: (i) for differences in payments and/or compensation related to the activities and performances provided, for any reason, including overtime and supplemental work and work performed on public holidays, Sundays and/or night shifts; (ii) for reimbursement of expenses and/or indemnity, however denominated, and/or fringe benefits and/or compensation increases and/or payments owed in connection with the length of service; (iii) related to the establishment and duration of the employment relationship, to the period of service and to the results achieved during the employment relationship, for any reason, including any and all possible claims arising out of and/or linked to the following compensation plans – incentive and/or variable and/or result-driven and/or production-driven, in force within the Company, Micron Technology, Inc., Numonyx Holdings B.V., Numonyx B.V. and/or in the Micron Group, however denominated and of any legal nature; (iv) provided by the applicable CCNL or by individual agreements, including those provided in relation to changes in the Dirigente’s duties and/or changes in the employer; (v) for payments due for business trips and assignments, also performed abroad; (vi) for vacation allowances, days off and leaves of absence not utilized; (vii) also potentially related to the termination of the employment relationship and to any recalculation of the amounts the Company has paid and/or will pay in connection with such termination; (viii) connected to possible interest (legal, default and/or contract, with no exception) on any amounts

English Translation

received and/or to be received, for any reason, during the employment relationship and upon its termination, and any other benefit, with no exception; (ix) related to any employee stock plans, stock option plans, programs for restricted stock or restricted stock units, however denominated and regardless of source, previously existing and/or in force within the Company, Micron Technology, Inc., Numonyx Holdings B.V., Numonyx B.V. and/or, in general, in any member company of the Micron Group; (x) related to Articles 2087, 2103, 2043, 2050, 2055, 2059 and 2116, paragraph 2 of the Italian Civil Code; (xi) connected to the termination payment (Trattamento di Fine Rapporto) accrued during the employment relationship and to its destination; (xii) related to insurance or social security payments not provided for by law for whatever purpose, reason or cause; (xiii) connected to any possible remuneration received or receivable and/or any benefit, also in nature and/or in the form of company contributions to supplementary funds, including any termination payment (Trattamento di Fine Rapporto); (xiv) connected to the professional position held and, in general, to the employment activities requested of Dirigente by the Company during the employment relationship, including those performed for Micron Technology, Inc. as part of the above-mentioned service agreement with the Company; (xv) connected to any possible damages, including property and non-property damages, contractual and non-contractual damages, expressly including any damages to Dirigente’s professionalism and/or image and/or health and/or existence and/or social life, even if only hypothetically connected to the employment, the requested tasks, and in general, to the employment activity, with no damages excepted; (xvi) connected to his responsibilities and powers as a member of the Board of Directors of the Company and to the termination of such.
14) Mr. Licciardello expressly acknowledges and knowingly agrees that the releases referred to in Section 13 above are valid also for Micron Technology, Inc., Numonyx Holdings B.V., Numonyx B.V. and for any other member company of the Micron Group, and are expressly valid in relation to any and all of Dirigente’s previous employment relationships indicated in paragraphs d) and e) of the premises above, to their course and, in general, to any and all activities performed within the Micron Group and in STMicroelectronics S.r.l.
15) The Company, on its behalf and on behalf of Micron Technology, Inc. and of all member companies of the Micron Group, hereby accepts the waivers and releases set forth herein and offers to Mr. Licciardello the sum of Euro 50.000,00 (fifty thousand/00) for such waivers and releases. This amount shall be subject to separate taxation pursuant to article 17 of Legislative Decree N. 917/1986.
16) The amount referred to in the previous Section 15 shall be paid to Mr. Licciardello, net of taxes and contributions, by the end of the month following the month in which the agreement referred to in Section 33 below is signed. Dirigente agrees to deliver a receipt of such payment to the Company.

English Translation

17) Mr. Licciardello agrees, for the five (5) years following May 31, 2012, not to perform, directly or indirectly, personally or by an agent, any self-employed, employed or consulting activity for companies operating in Asia, in the field of semiconductor memory devices, or even to participate in companies operating in Asia in the same field of the Company, regardless of the legal residence of such companies. For the same above-mentioned period of five (5) years beginning May 31, 2012, Mr. Licciardello also agrees not to solicit or hire, or in any way employ or have employed by third parties, directly or indirectly, any employee of the Company or any employee of any member company of the Micron Group, Dirigente hereby agrees to ensure that any third-party contact for professional or business reasons shall comply with this obligation.
18) As compensation for the obligations set forth in Section 17 above, the Company shall pay Dirigente Euro 100,000.00 (one hundred thousand/00). This amount shall be subject to separate taxation pursuant to art.17 of Legislative Decree N. 917/1986 and shall be paid, net of taxes and contributions, by the end of the month following the month in which the agreement referred to in Section 33 below is signed. Dirigente agrees to deliver a receipt of such payment to the Company. Dirigente recognizes and acknowledges that for the calculation of the above-mentioned amount the Company took into account the compensation paid to him during the employment relationship with the Company based on the non-competition clause contained in the employment agreement referred to in paragraph g) of the premises.
19) In case of a violation of one the obligations referred to in Section 17 above, Mr. Licciardello shall be required - pursuant to Article 1382 of the Italian Civil Code – to return to the Company the Euro 100.000,00 (one hundred thousand/00) he received as compensation for the above obligations, without prejudice to compensation for greater damages actually suffered by the Company. Moreover, for the period of the obligations referred to Section 17 above, Dirigente shall provide to the Company, upon request, complete and documented information regarding his working activity; in case of refusal or if incorrect information is provided, this covenant shall be deemed terminated pursuant to Article 1456 of the Italian Civil Code and Mr. Licciardello shall return to the Company, pursuant to Article 1382 of the Italian Civil Code, Euro 100.000,00 (one hundred thousand/00) he received as a result of this covenant, without prejudice to compensation for greater damages actually suffered by the Company.
20) Mr. Licciardello forever releases the Company and any other company of the Micron Group, as well as their representatives, affiliates, successors, predecessors, assignees, attorneys, agents, officers, directors, administrators, employees and workers, as well as previous representatives, affiliates, assignees, attorneys, agents, officers, directors, administrators, employees and workers, (collectively the "Released Parties") from any and all obligations and responsibility, however originated, including obligations arising from all claims, debts, and liabilities

English Translation

for damages and/or loss, injuries, demands, requests for compensation, commitments, judgments, suits, orders and/or privileges of any kind, character and nature, in any form, way and/or manner.
21) Mr. Licciardello declares he has not taken and agrees not to take any action against any of the Released Parties, for any reason and/or cause, before state or local authorities, or in any legal proceedings.
22) Mr. Licciardello, without prejudice to any legal obligation pursuant to Legislative Decree N. 30/2005, agrees to keep secret and not to disclose any Confidential Information regarding the Micron Group, and will not use this information for personal use or for the benefit of any third party.
23) “Confidential Information” of the Micron Group includes any data, information, element, stored on any means and acquired in any way, which Mr. Licciardello knows, or will know, by any means during his working activity within the companies that belong or at any time belonged to the Micron Group and that is not public (except if it became public through breach of any confidentiality obligation). Confidential Information includes, without limitation, information on relationships with suppliers and customers, projects, prices, markets, management, organization and development plans and processes, facilities, production processes, costs, equipment, apparatus, machinery, marketing strategies, information programs, management systems, computer programs and processes, financial information, employee information, contractor information, consultant information, information regarding directors and shareholders, owners’ data as well as any other information related to the companies of the Micron Group and to the management, both internal and external, to the Micron Group, or to their interests, business and activities.
24) In case of violation of the provisions referred to in Section 23 above, Mr. Licciardello shall pay - pursuant to Article 1382 of the Italian Civil Code – to the Company, for each violation, the amount of Euro 50.000,00 (fifty thousand/00), as a penalty, without prejudice to compensation for greater damages that may be suffered by the Company.
25) All Confidential Information shall remain the property of the Micron Group.
26) Dirigente agrees to return to Micron (and not to retain, copy or deliver to third parties) before termination of the employment relationship any correspondence, mailing lists, letters, records and all other documents relating to or containing Confidential Information.
27) Mr. Licciardello agrees, now and forever, to never discredit the Company nor any of the companies belonging to Micron Group, nor their representatives, directors, officers, employees and/or workers, before any person or entity, publicly or in private.
28) The non-prevailing Party in any judicial action regarding the enforcement of the terms and conditions and/or the execution of this Agreement, shall pay to the prevailing Party its reasonable costs and expenses of such action, including attorneys’ fees, expert witness fees, and out-of-pocket costs incurred in connection with such action, in addition to any other relief it may be

English Translation

awarded and regardless of any decision of the court related to the division of expenses and their calculation.
29) If it is determined that any provision of this agreement, or part thereof, is invalid and/or illegal and/or otherwise unenforceable, the remainder of this agreement shall remain in full force and effect and bind the Parties according to its terms.
30) To the extent any provision, or part thereof, cannot be enforced in accordance with the stated intentions of the Parties, such provision, or part thereof, shall be deemed not to be a part of this agreement, provided in such event the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision that most nearly effects the Parties’ intent in entering into this agreement.
31) Any modification and/or addition to this agreement shall be made by in writing and signed by both Parties.
32) This agreement, new and general, sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges all prior or contemporaneous understandings, whether written, verbal or implied, with respect thereto.
33) The Parties agree, after the date of termination of the employment relationship and within June 15, 2012, to sign an agreement, in the presence of the relevant unions, that contains the same terms, waivers and releases set forth herein, pursuant to Article 2113, paragraph 4, of the Italian Civil Code and article 412 ter of the Italian Code of Civil Procedure (based on Article 31, Law 183/2010). To this end, the Company will request to convene the relevant unions and shall promptly notify Dirigente of the date of the meeting. If Mr. Licciardello, at the time of the meeting, does not sign the above-mentioned agreement in the presence of the unions - without prejudice in any case to the final and indisputable termination of the employment relationship as agreed by the Parties herein - the Company will have no obligation to pay Dirigente the amounts referred to this agreement.
Read, confirmed and signed.
Boise Idaho
May 24, 2012

Micron Semiconductor Italia S.r.l.                                                                                                      Mario Licciardello
/s/Brian "D" Henretty                                                                                              /s/ Mario Licciardello